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                                                                 EXHIBIT 3.3





                          ARTICLES OF INCORPORATION

                                 ARTICLE ONE

         The name of the corporation is Associated Petroleum Services, Inc.

                                 ARTICLE TWO

         The period of its duration is perpetual.

                                ARTICLE THREE

         The purposes for which the corporation is organized are:

         (1) To engage in the manufacture, assembly, purchase, sale and distribution of oil, gas, and water well drilling, servicing, and producing equipment and machinery, including parts, components, materials and supplies and ancillary equipment of every nature and description in any way related thereto.

         (2) To transact any and all lawful business for which corporations may be incorporated under the provisions of the Texas Business Corporation Act.

                                ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Hundred Dollars ($100.00) each. Each shareholder shall have pre-emptive rights.

                                ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done, or property actually received.
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                                 ARTICLE SIX

         The power to alter, amend or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors; provider, however, that any Bylaw or Amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote for the election of Directors or a new Bylaw in lieu thereof may be adopted by vote of such shareholders. No Bylaw which has been altered, amended or adopted by such vote of the shareholders maybe altered, amended or repealed by vote of the Directors until two years shall have expired since such action by vote of such shareholders.

                                ARTICLE SEVEN

         Each holder of stock of the corporation entitled to vote shall be entitled to one vote for each share held. At each election of Directors each shareholder entitled to vote at such election shall have the right to vote, in accordance with the provisions of the Texas Business Corporation Act, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote; provided that cumulative voting is expressly prohibited.

                                ARTICLE EIGHT

         The Post Office address of its initial registered office is 1817 Wood Street, Dallas, Texas, 75201, and the name of its initial registered agent at such address is M. G. Fortado.
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                                ARTICLE NINE

         The number of Directors constituting the initial Board of Directors is ten (10), and the names and residences of the Directors of the corporation whoa re to serve until the first Annual Meeting of the Shareholders or until their successors are elected and qualify are:



W. C. McCord                      301 South Harwood, Dallas, Texas

W. T. Sattershite                 301 South Harwood, Dallas, Texas

S. R. Singer                      301 South Harwood, Dallas, Texas

R. B. Williams                    301 South Harwood, Dallas, Texas

F. M. Pool                        301 South Harwood, Dallas, Texas

G. M. Covington                   301 South Harwood, Dallas, Texas

C. V. Helm                        2077 S. Gessner, Houston, Texas

G. S. Loch                        2077 S. Gessner, Houston, Texas

H. E. Parsons                     2077 S. Gessner, Houston, Texas

J. C. Shanklin                    2077 S. Gessner, Houston, Texas


                                 ARTICLE TEN

         The name and address of the incorporator is:



Geoffrey Arms                     2077 S. Gessner, Houston, Texas

                                   /s/
                                  ----------------------------------
                                            Incorporator



         SWORN TO on the 5th day of December, 1979, by the above named incorporator.



(Notary Seal)



                                   /s/ CHRISTI A. BOATRIGHT
                                  ----------------------------------
                                  Notary Public, Harris County, Texas

                                  Christi A. Boatright



Comm. Expires 10/6/80